BlackRock MuniYield New Jersey Fund, Inc.

FILE #811-06570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
01/24/2007	TOBACCO SETTLEMENT	3,622,208,082	5,100,000

Bear, Stearns & Co. Inc.; Citigroup; JPMorgan; Merrill Lynch & Co.; UBS Investment Bank; A.G. Edwards & Sons, Inc.; Alta Capital Group, LLC; Apex Pryor Securities; Banc of America Securities LLC; BB&T Capital Markets; Butler Wick & Co., Inc.; Cabrera Capital Markets, Inc.; Commerce Capital Markets, Inc.; Ferris Baker Watts, Incorporated; First Albany Capital Inc.; George K. Baum & Company; The GMS Group, LLC; Goldman, Sachs & Co.; Grigsby & Associates, Inc.; J.P. McGowan & Company, Inc.; Jackson Securities, LLC; Janney Montgomery Scott LLC; KeyBanc Capital Markets; LaSalle Financial Services, Inc.; Loop Capital Market, LLC; Morgan Keegan & Company, Inc.; Morgan Stanley; NW Capital Markets Inc.; Piper Jaffray & Co.; Popular Securities, Inc.; Powell Capital Markets, Inc.; Prager, Sealy & Co., LLC; Ramirez & Co., Inc.; Raymond James & Associates, Inc.; RBC Capital Markets; Roosevelt & Cross Incorporated; Siebert Brandford Shank & Co., L.L.C.; Southwest Securities; Sterne Agee & Leach, Inc.; Sturdivant & Co.; Wachovia Bank, NA

BlackRock MuniYield New Jersey Fund, Inc.

FILE #811-06570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
01/24/2007	TOBACCO SETTLEMENT	3,622,208,082	5,000,000

Bear, Stearns & Co. Inc.; Citigroup; JPMorgan; Merrill Lynch & Co.; UBS Investment Bank; A.G. Edwards & Sons, Inc.; Alta Capital Group, LLC; Apex Pryor Securities; Banc of America Securities LLC; BB&T Capital Markets; Butler Wick & Co., Inc.; Cabrera Capital Markets, Inc.; Commerce Capital Markets, Inc.; Ferris Baker Watts, Incorporated; First Albany Capital Inc.; George K. Baum & Company; The GMS Group, LLC; Goldman, Sachs & Co.; Grigsby & Associates, Inc.; J.P. McGowan & Company, Inc.; Jackson Securities, LLC; Janney Montgomery Scott LLC; KeyBanc Capital Markets; LaSalle Financial Services, Inc.; Loop Capital Market, LLC; Morgan Keegan & Company, Inc.; Morgan Stanley; NW Capital Markets Inc.; Piper Jaffray & Co.; Popular Securities, Inc.; Powell Capital Markets, Inc.; Prager, Sealy & Co., LLC; Ramirez & Co., Inc.; Raymond James & Associates, Inc.; RBC Capital Markets; Roosevelt & Cross Incorporated; Siebert Brandford Shank & Co., L.L.C.; Southwest Securities; Sterne Agee & Leach, Inc.; Sturdivant & Co.; Wachovia Bank, NA

BlackRock MuniYield New Jersey Fund, Inc.

FILE #811-06570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
02/16/2007	PUERTO RICO COMWLTH	2,184,860,553	450,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

04/20/2007	Puertro Rico Electric Power Authority	1,943,565,000	2,750,000

JPMorgan; UBS Investment Bank; Wachovia Bank, National Association; Banc of America Securities LLC; BBVAPR MSD; Citigroup; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; RBC Capital Markets; Samuel A. Ramirez & Co.; Santander Securities

7/13/2007	Puerto Rico Sales Tax Financing Corp.	2,667,603,528	1,400,000

Goldman, Sachs & Co., Lehman Brothers A.G. Edwards & Sons, Inc.,Banc of America Securities LLC, BBVAPR MSD, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., J.P. Morgan Securities, Inc., Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., Oriental Financial Services, Popular Securities, Inc., RBC Capital Markets, Samuel A. Ramirez & Co., Inc., Santander Securities, UBS Securities LLC, Wachovia Bank, National Association